UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report
(Date of earliest event reported):

May 4, 2016

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Heritage Financial Corporation (the “Company”) was held on May 4, 2016.

(b)
There were a total of 29,981,883 of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 26,831,381 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1. Election of Directors. The following individuals were elected as directors for one year terms:

	FOR	WITHHELD	BROKER NON-VOTES
	# of votes	# of votes	# of votes
Rhoda L. Altom	23,290,940	265,831	3,257,330
David H. Brown	23,285,148	271,623	3,257,330
Brian S. Charneski	23,274,953	281,818	3,257,330
Gary B. Christensen	23,270,818	285,953	3,257,330
John A. Clees	23,294,334	265,476	3,257,330
Mark D. Crawford	23,247,223	309,548	3,257,330
Kimberly T. Ellwanger	23,302,056	254,715	3,257,330
Deborah J. Gavin	23,305,623	251,673	3,257,330
Jeffrey S. Lyon	23,274,720	282,051	3,257,330
Gragg E. Miller	23,291,311	265,460	3,257,330
Anthony B. Pickering	23,297,379	259,392	3,257,330
Robert T. Severns	23,301,291	255,480	3,257,330
Brian L. Vance	23,272,743	284,028	3,257,330
Ann Watson	23,303,537	253,234	3,257,330
Based on the votes set forth above, the above named directors were duly elected to serve as directors of the Company for a one year term expiring at the annual meeting of shareholders in 2016 and until their respective successors have been duly elected and qualified.

Proposal 2. Advisory (Non-binding) approval of the compensation of the Company’s named executive officers. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,175,087	2,212,247	186,717	3,257,330

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

Proposal 3. Ratification of the appointment of Crowe Horwath LLP as the Company’s independent auditors for the year ending December 31, 2016. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,690,446	101,820	39,115	-

Based on the votes set forth above, the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was duly ratified by the shareholders.

(c)	None.

(d)	Not applicable

ITEM 7.01 – REGULATION FD DISCLOSURE*
President and Chief Executive Officer Brian L. Vance met with current and potential investors on May 5, 2016 at the Piper Jaffray Financial Institutions Conference in Orlando Florida.
Attached as Exhibit 99.1 is a copy of the presentation materials that were provided to investors.

ITEM 8.01 – OTHER EVENTS

Effective May 4, 2016, Mr. Brian S. Charneski was appointed Chairman of the Board of Directors of the Company and Heritage Bank. Former Chairman of the Board, Mr. Anthony B. Pickering, will continue on the Company’s Board and this change is not the result, in whole or in part, of any disagreement with the Company or the Company’s management. Mr. Pickering served his two-year term pursuant to the bylaw amendment related to the Company’s merger with Washington Banking Company and Mr. Pickering will continue as the Chairman of the Nominating and Governance Committee.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS*

(d)	Exhibits
     The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1	Heritage Financial Corporation Presentation Materials

99.2	Press Release

*
The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of Heritage Financial Corporation under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

By:	/S/ BRIAN L. VANCE
Brian L. Vance President and Chief Executive Officer

Date: May 6, 2016

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